Exhibit 10.1

AMENDMENT NO. 1

THIS AMENDMENT NO. 1, dated as of May 1, 2009 (this “Amendment”), to that certain Credit Agreement referenced below is by and among MAC-GRAY CORPORATION, a Delaware corporation (the “Parent Borrower”), MAC-GRAY SERVICES, INC., a Delaware corporation (“MGS”), and INTIRION CORPORATION, a Delaware corporation (“Intirion”; together with the Parent Borrower and MGS, each a “Borrower” and collectively the “Borrowers”), the Lenders party hereto and BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent.  Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

W I T N E S S E T H

WHEREAS, a $130 million senior secured revolving credit facility has been established in favor of the Borrowers pursuant to the terms of that certain Senior Credit Agreement, dated as of April 1, 2008 (as amended, restated, supplemented and otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Lenders and Bank of America, N.A., as Administrative Agent and Collateral Agent;

WHEREAS, the Borrowers have requested certain modifications to the Credit Agreement; and

WHEREAS, the Lenders have agreed to the requested modifications on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.             Amendment to the Credit Agreement.  Section 7.08(a)(iii) of the Credit Agreement is amended to read as follows:

(iii) the Parent Borrower may make Restricted Payments, not exceeding $6,000,000 during any fiscal year, provided that the total of all Restricted Payments made since December 31, 2007 may not exceed the sum of (A) $6,000,000 plus (B) with respect to the period (treated as one accounting period) from December 31, 2007 to the end of the most recent fiscal quarter ending at least 45 days prior to the date of any such Restricted Payment, 50% of Consolidated Net Income in excess of $5,575,000 accrued during such period (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit)

2.             Conditions Precedent.  This Amendment shall be effective upon the Administrative Agent’s receipt of each of the following:

(a)           duly executed counterparts of this Amendment from the Borrowers, the Administrative Agent and the Required Lenders; and

(b)           a certificate of a secretary or assistant secretary of each Borrower certifying that the resolutions of the board of directors of such Borrower delivered at the closing of the Credit Agreement have not been rescinded or modified and remain in full force and effect on the date hereof, including an updated incumbency certificate with respect to each of the Borrowers.

3.             Miscellaneous.

3.1           Full Force and Effect.  Except as modified hereby, all of the terms and provisions of the Credit Agreement (including Schedules and Exhibits) remain in full force and effect.

3.2           Affirmations and Representations and Warranties of the Borrowers.  Each of the Borrowers hereby affirms, represents and warrants (a) the representations and warranties set forth in Article V of the Credit Agreement are true and correct as of the date hereof (except those which expressly relate to an earlier period) and (b) no Default or Event of Default exists as of the date hereof.

3.3           Affirmation of Liens.  Each of the Borrowers hereby affirms the liens and security interests created and granted in the Loan Documents and agrees that this Amendment is not intended to adversely affect or impair such liens and security interests in any manner.

3.4           Acknowledgment of Obligations.  Each of the Borrowers (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms such Borrower’s obligations under the Loan Documents and (c) agrees that this Amendment does not operate to reduce or discharge such Borrower’s obligations under the Loan Documents.

3.5           Fees and Expenses.  The Borrowers agree to pay all reasonable fees and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC, counsel to the Administrative Agent.

3.6           Counterparts; Delivery.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.  Delivery by any party hereto of an executed counterpart of this Amendment by facsimile shall be effective as such party’s original executed counterpart.

3.7           Amendment is a Loan Document.  Each of the parties hereto hereby agrees that this Amendment is a Loan Document.

3.8           Governing Law.  This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

[Remainder of Page Intentionally Left Blank]

MAC-GRAY CORPORATION

AMENDMENT NO. 1

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS:	MAC-GRAY CORPORATION,
a Delaware corporation

	By:	/s/ Michael J. Shea
	Name:	Michael J. Shea
	Title:	Executive Vice President & Chief Financial Officer

MAC-GRAY SERVICES, INC.,
a Delaware corporation

	By:	/s/ Michael J. Shea
	Name:	Michael J. Shea
	Title:	Executive Vice President & Chief Financial Officer

INTIRION CORPORATION,
a Delaware corporation

	By:	/s/ Michael J. Shea
	Name:	Michael J. Shea
	Title:	Executive Vice President & Chief Financial Officer

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent and Collateral Agent

	By:	/s/ Charlene Wright-Jones
	Name:	Charlene Wright-Jones
	Title:	Assistant Vice President

LENDERS:	BANK OF AMERICA, N.A.,
as L/C Issuer, Swingline Lender and as a Lender

	By:	/s/ Christopher S. Allen
	Name:	Christopher S. Allen
	Title:	Senior Vice President

MAC-GRAY CORPORATION

Amendment No. 1

FIFTH THIRD BANK

By:	/s/ Valerie Schanzer
Name:	Valerie Schanzer
Title:	V.P.

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Mitchell B. Feldman
Name:	Mitchell B. Feldman
Title:	Director

WELLS FARGO BANK N.A.

By:	/s/ Michael Sweeney
Name:	Michael Sweeney
Title:	Vice President

TD BANKNORTH, NA

By:	/s/ Jeffrey R. Westling
Name:	Jeffrey R. Westling
Title:	Senior Vice President

EASTERN BANK

By:	/s/ Robert J. Moodie
Name:	Robert J. Moodie
Title:	Senior Vice President

SOVEREIGN BANK

By:	/s/ Penny Garver
Name:	Penny Garver
Title:	Senior Vice President

ALLIED IRISH BANKS, p.l.c.

By:	/s/ Michael Reilly
Name:	Michael Reilly
Title:	VP, Allied Irish Bank p.l.c.

MAC-GRAY CORPORATION

Amendment No. 1

By:	/s/ Keith Hamilton
Name:	Keith Hamilton
Title:	AVP, Allied Irish Bank p.l.c.

AIB DEBT MANAGEMENT LIMITED

By:	/s/ Michael Reilly
Name:	Michael Reilly
Title:	VP, Investment Advisor to AIB Debt
Management, Limited

By:	/s/ Keith Hamilton
Name:	Keith Hamilton
Title:	AVP, Investment Advisor to AIB Debt
Management, Limited

RBS CITIZENS, N.A.

By:	/s/ Christopher J. Wickles
Name:	Christopher J. Wickles
Title:	Senior Vice President

BANK OF THE WEST

By:	/s/ Sidney Jordan
Name:	Sidney Jordan
Title:	Vice President

BROWN BROTHERS HARRIMAN & CO.

By:	/s/ Amy Lyons
Name:	Amy Lyons
Title:	SVP

SALEM FIVE CENTS SAVINGS BANK

By:	/s/ Joseph V. Leary
Name:	Joseph V. Leary
Title:	Senior Vice President

FIRSTRUST BANK

By:	/s/ Ellen S. Frank
Name:	Ellen S. Frank
Title:	Vice President

MAC-GRAY CORPORATION

Amendment No. 1